EXHIBIT 99.1

Varco Announces Second Quarter 2004 Financial Results

HOUSTON, Texas, July 29, 2004 (BUSINESS WIRE) – Varco International, Inc. (NYSE: VRC) today announced that it earned $24.2 million or $0.25 per fully diluted share from continuing operations during its second quarter ended June 30, 2004. Included in the results are a net gain of $0.03 per fully diluted share on the Company’s settlement of insurance litigation and a charge of $0.01 per fully diluted share from the previously announced restructuring of the Company’s Drilling Equipment Group. Excluding these items, earnings were $0.23 per fully diluted share. These results compare to net income from continuing operations of $21.1 million or $0.21 per fully diluted share in the second quarter of 2003.

Varco’s revenue from continuing operations in the second quarter totaled $368.9 million, up four percent from the second quarter of 2003. Operating profit from continuing operations totaled $44.9 million, including a litigation net gain of $3.8 million offset by restructuring charges of $1.1 million. Excluding these items operating profit was $42.3 million or 11.5 percent of revenue. This compares to $39.4 million or 11.1 percent of revenue from continuing operations in the second quarter of 2003.

Outlook: “We project further strengthening in the second half of 2004,” stated John Lauletta, Varco’s Chairman and Chief Executive Officer. “Demand for Varco’s tubular inspection and coating services is benefiting from higher oilfield activity levels and new drillpipe flowing into the marketplace. We expect seasonal resumption of activity following the breakup in Canada to benefit the second half of 2004, particularly in our Drilling Services Group,” he stated.

Lauletta highlighted significant margin improvement in the Drilling Equipment Group as a result of rising demand and the Company’s cost restructuring initiatives. Backlog in continuing operations of the Drilling Equipment Group has risen in both the first and second quarter, resulting in the Company’s strengthening outlook for future periods. Similarly, the Company’s Coiled Tubing & Wireline Products Group generated a record level of orders in the second quarter, further underscoring that demand for Varco technology is rising with activity in the oilfield. “Back-to-back record order quarters for the Coiled Tubing & Wireline business, and a backlog up 51 percent since the first of the year for continuing operations of the Drilling Equipment Group, point to a strong finish for the year,” stated Lauletta.

Drilling Equipment: Revenues from continuing operations for the Group were $104.3 million in the second quarter, down 14 percent from the second quarter of 2003, but up eight percent from the first quarter of 2004. Second quarter 2004 operating profit from continuing operations was $13.5 million. Excluding restructuring charges of $1.1 million related to the previously announced restructuring of the Group, operating profit from continuing operations was $14.6 million or 14.0 percent of revenue. This compares to operating profit from continuing operations of $15.1 million or 12.4 percent of revenue in the second quarter of 2003.

Demand for equipment to upgrade drilling rigs, and aftermarket spares and services, resulted in strong order levels for the second quarter despite the absence of orders for any major new-build offshore drilling rig packages. Orders for the Group’s continuing operations totaled $116.8 million in the second quarter, up three percent from orders in the second quarter of 2003, but down slightly from the first quarter of 2004, which included two new jackup drilling rig packages. Although backlog was down seven percent from the prior year, backlog rose 11 percent from the preceding quarter.

Following the end of the second quarter Varco secured an order for a package of drilling equipment for sophisticated offshore jackup drilling rig for Odfjell Drilling AS of Norway, as manager for Odfjell Invest Ltd. Total value for the package; which includes a top drive, AC drawworks, solids control equipment, rotary table, control systems and handling tools; is approximately $13 million. The rig is being constructed by Keppel FELS shipyard in Singapore, and is scheduled for April 2006 delivery. The Company continues to pursue additional equipment packages for several drilling rig projects being considered for construction.

Tubular Services: Group revenues were $132.5 million in the second quarter, up 23 percent from the second quarter of 2003. Tubular inspection and coating, sales of fiberglass pipe and mill equipment, and inspection of pipelines all posted year-over-year gains. Group operating profit totaled $22.6 million or 17.0 percent of revenue, compared to $15.4 million or 14.2 percent of revenue in the second quarter of 2003.

Drilling Services: Revenues for the Group were $75.6 million in the second quarter, up eight percent from the second quarter of 2003. Gains in Africa, the Rockies, and instrumentation equipment sales were partially offset by declines in Latin America, the Far East, and solids control equipment sales. Operating profit was $9.8 million or 12.9 percent of revenue for the Group in the second quarter, down from $11.5 million or 16.5 percent of revenue in the second quarter of 2003. Margins in the second quarter of 2004 declined from the second quarter of 2003 due to a lower mix of offshore services and large Latin America projects, and unfavorable foreign currency exchange movements as compared to the same period a year ago.

Coiled Tubing & Wireline Products: Orders for the Group were a record $75.6 million, up 46 percent from the second quarter of 2003. Ending backlog was $73.6 million, the highest level since the third quarter of 2001 and up 61 percent from the second quarter of 2003. Group revenues for the second quarter of 2004 were $56.5 million, approximately the same as the second quarter of 2003. Higher year-over-year coiled tubing sales were offset by lower equipment sales. Group operating profit was $11.0 million or 19.5 percent of revenue in the second quarter, approximately equivalent to the second quarter of 2003.

Balance Sheet: Varco repurchased approximately 530,000 shares of its common stock for $10.4 million during the second quarter of 2004. Since initiating its share repurchase program in September 2003 the Company has repurchased 1.6 million shares for $30.9 million, and remains authorized to buy back an additional $119 million. As of June 30, 2004 the Company had $86.7 million in cash, $461.1 million in debt, and stockholder’s equity of $1,021.8 million. Capital expenditures were $12.8 million in the quarter.

Varco completed seven acquisitions since the first of the year for total consideration of approximately $44 million. Among the more recent of these was the acquisition of the business of Wildcat Services, L.P., which sells and rents its proprietary Automatic Drilling System (ADS). Drilling contractors and E&P operators use the ADS to automatically maximize the rate of drilling penetration achieved by rigs. Varco also recently acquired Wellsite Gas Detection,

Inc., a provider of proprietary infrared gas detectors. Both Wildcat and Wellsite will be integrated into Varco’s Drilling Services Group.

Varco will hold a conference call on Thursday, July 29, 2004 at 10:00 AM CST to discuss second quarter results. The dial-in number for the call is 1-210-234-8000 and the password code is “Lauletta”. A replay will be available through August 6, 2004 at 1-203-369-0700 with the same password, or on the Company’s website at www.varco.com.

Varco International, Inc. is a leading provider of services, products, and highly-engineered equipment to the world’s oil and gas industry. With operations in over 350 locations in over 40 countries across six continents, the Company provides oilfield tubular inspections and internal tubular coating services; drill cuttings separation, waste management and disposal services; rig instrumentation and communication services; in-service pipeline inspection services; and sucker rod inspection and reclamation services. Additionally, the Company manufactures and supplies innovative drilling systems and technology; coiled tubing and pressure control equipment; high-pressure fiberglass and composite tubing; and in-line inspection equipment for the makers of oilfield tubing.

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are those that do not state historical facts and are inherently subject to risk and uncertainties. Among these forward-looking statements are statements regarding the expected future results of the Company’s business groups. The forward-looking statements contained herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among others, general economic, financial and business conditions, the ultimate realization of revenue and profit from existing backlogs, risks associated with growth through acquisitions, risks associated with foreign currency exchange rate fluctuations, and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, under the caption “Factors Affecting Future Operating Results.”

VARCO INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2004	December 31, 2003
	(Unaudited)
	(in millions)
A S S E T S
Current assets:
Cash and cash equivalents	$86.7	$85.7
Accounts receivable, net	336.2	331.7
Inventory, net	325.6	339.2
Deferred tax assets	17.9	17.0
Prepaid expenses and other	26.1	23.8

Total current assets	792.5	797.4
Property and equipment, net	485.2	488.9
Identified intangibles, net	38.7	31.5
Goodwill, net	455.2	434.0
Other assets, net	10.7	12.5

Total assets	$1,782.3	$1,764.3

L I A B I L I T I E S A N D E Q U I T Y
Current liabilities:
Accounts payable	$81.3	$98.4
Accrued liabilities	119.6	125.7
Income taxes payable	14.0	7.8
Current portion of long-term debt and short-term borrowings	3.8	6.5

Total current liabilities	218.7	238.4
Long-term debt	457.3	450.5
Pension liabilities and post-retirement obligations	30.3	29.5
Deferred taxes payable	47.4	46.2
Other liabilities	6.8	5.5

Total liabilities	760.5	770.1

Commitments and contingencies

Common stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 99,925,517 shares issued and 96,856,137 shares outstanding at June 30, 2004 (99,150,487 shares issued and 96,908,207 shares outstanding at December 31, 2003)	1.0	1.0
Paid in capital	551.7	535.1
Retained earnings	523.3	494.6
Accumulated other comprehensive loss	(7.9)	(6.2)
Less: treasury stock at cost (3,069,380 shares at June 30, 2004 and 2,242,280 shares at December 31, 2003)	(46.3)	(30.3)

Total common stockholders’ equity	1,021.8	994.2

Total liabilities and equity	$1,782.3	$1,764.3

VARCO INTERNATIONAL, INC.

QUARTERLY STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003 (restated)	2004	2003 (restated)
	(in millions, except per share data)
Revenue:
Drilling Equipment	$104.3	$121.4	$201.1	$254.6
Tubular Services	132.5	108.0	251.0	212.8
Drilling Services	75.6	69.9	150.1	139.3
Coiled Tubing & Wireline Products	56.5	56.5	109.0	110.6

Total revenue	368.9	355.8	711.2	717.3
Total gross profit	97.0	99.4	185.9	202.2
Total gross profit percent	26.3%	27.9%	26.1%	28.2%
Selling, general and administration	38.5	43.9	80.8	90.3
Research and engineering	13.6	16.1	27.1	30.9

Operating profit	44.9	39.4	78.0	81.0
Interest expense	7.6	7.8	15.0	15.7
Other expense (income)	0.9	(0.1)	2.1	1.4

Income from continuing operations before taxes	36.4	31.7	60.9	63.9
Income tax provision	12.2	10.6	20.5	21.9

Income from continuing operations	24.2	21.1	40.4	42.0
Loss from discontinued operations, net of tax	—	(6.0)	(11.7)	(6.0)

Net Income	$24.2	$15.1	$28.7	$36.0

Earnings per common share:
Basic:
Continuing operations	$0.25	$0.22	$0.42	$0.43
Discontinued operations	—	(0.06)	(0.12)	(0.06)

Net income	$0.25	$0.16	$0.30	$0.37

Dilutive:
Continuing operations	$0.25	$0.21	$0.41	$0.43
Discontinued operations	—	(0.06)	(0.12)	(0.06)

Net income	$0.25	$0.15	$0.29	$0.37

Weighted average number of common shares outstanding:
Basic	96.9	97.4	97.0	97.3

Dilutive	97.8	98.4	98.0	98.2

VARCO INTERNATIONAL, INC.

OPERATING PROFIT—SUPPLEMENTAL SCHEDULE

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003 (restated)	2004	2003 (restated)
		(in millions)
Revenue:
Drilling Equipment	$104.3	$121.4	$201.1	$254.6
Tubular Services	132.5	108.0	251.0	212.8
Drilling Services	75.6	69.9	150.1	139.3
Coiled Tubing & Wireline Products	56.5	56.5	109.0	110.6

Total revenue	$368.9	$355.8	$711.2	$717.3

Operating profit:
Drilling Equipment (before restructuring charges Note 1)	$14.6	$15.1	$23.5	$32.8
Tubular Services	22.6	15.4	38.8	28.5
Drilling Services	9.8	11.5	23.2	24.9
Coiled Tubing & Wireline Products	11.0	11.0	20.3	21.9
Other unallocated	(15.7)	(13.6)	(28.7)	(27.1)

Total operating profit (before litigation gain and restructuring charges Note 1)	$42.3	$39.4	$77.1	$81.0

Operating profit %:
Drilling Equipment (before restructuring charges Note 1)	14.0%	12.4%	11.7%	12.9%
Tubular Services	17.0%	14.2%	15.5%	13.4%
Drilling Services	12.9%	16.5%	15.4%	17.9%
Coiled Tubing & Wireline Products	19.5%	19.5%	18.6%	19.8%

Total operating profit % (before litigation gain and restructuring charges Note 1)	11.5%	11.1%	10.8%	11.3%

Note 1: Drilling Equipment Group operating profit excludes restructuring charges of $1.1 million recorded in the second quarter of 2004 and $2.9 million recorded in the first half of 2004. Including these restructuring charges, the Drilling Equipment Group’s operating profit was $13.4 million or 12.8% of the Group’s revenue in the second quarter of 2004 and $20.6 million or 10.2% in the first half of 2004. Total operating profit excludes the Drilling Equipment restructuring charges and a net litigation settlement gain of $3.8 million recorded in the second quarter of 2004. The Company believes that reporting operating profit before litigation gain and restructuring charges provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses these financial measures internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

VARCO INTERNATIONAL, INC.

PROFORMA RECONCILIATION EXCLUDING LITIGATION GAIN, RESTRUCTURING

AND DISCONTINUED OPERATIONS AND

SUMMARY STATEMENT OF CASH FLOW INFORMATION

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003 (restated)	2004	2003 (restated)
	(in millions, except per share data)
Reconciliation of EBITDA before litigation gain, restructuring charges and discontinued operations (1):
GAAP net income	$24.2	$15.1	$28.7	$36.0
Provision for income taxes	12.2	10.6	20.5	21.9
Interest expense	7.6	7.8	15.0	15.7
Depreciation and amortization	18.2	16.4	36.2	32.7
Litigation gain, restructuring charges and discontinued operations:
Litigation settlement gain, net	(3.8)	—	(3.8)	—
Drilling equipment restructuring charges	1.1	—	2.9	—
MIL discontinued operations/impairment costs, net of tax	—	6.0	11.7	6.0
Less MIL depreciation and amortization	—	(0.1)	(0.1)	(0.1)

EBITDA before litigation gain, restructuring charges and discontinued operations (1)	$59.5	$55.8	$111.1	$112.2

Reconciliation of GAAP net income before litigation gain, restructuring charges and discontinued operations (2):
GAAP net income	$24.2	$15.1	$28.7	$36.0
Litigation gain, restructuring and discontinued operations (net of tax):
Litigation settlement gain, net	(2.5)	—	(2.5)	—
Drilling equipment restructuring charges	0.7	—	1.9	—
MIL discontinued operations/impairment costs	—	6.0	11.7	6.0

Net income before litigation gain, restructuring charges and discontinued operations	$22.4	$21.1	$39.8	$42.0

Weighted average dilutive shares outstanding	97.8	98.4	98.0	98.2

Dilutive earnings per share before litigation gain, restructuring charges and discontinued operations (2)	$0.23	$0.21	$0.41	$0.43

Summary statement of cash flow information:
Net cash provided by operating activities			$58.1	$34.4
Net cash used for investing activities			(52.4)	(39.8)
Net cash used for financing activities activities			(4.7)	(1.5)

Net increase (decrease) in cash			1.0	(6.9)
Cash, beginning of period			85.7	106.0

Cash, end of period			$86.7	$99.1

(1)

EBITDA before litigation gain, restructuring charges and discontinued operations means earnings before interest, taxes, depreciation, amortization, litigation gain, restructuring and discontinued operations, and is a non-GAAP measurement. Management uses EBITDA before litigation gain, restructuring charges and discontinued operations because it believes it provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.
(2)	The Company believes that reporting net income and dilutive EPS excluding litigation gain, restructuring charges and discontinued operations provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	Varco International, Inc., Houston

Clay Williams, (281) 953-2200

ccwilliams@varco.com